EXHIBIT B

                           ONYX PHARMACEUTICALS, INC.

                      STOCK AND WARRANT PURCHASE AGREEMENT


         THIS AGREEMENT ("Agreement") is made as of the 6th day of May, 2002 (the "Effective Date"), by and among ONYX PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and each of those persons and entities, severally and not jointly, set forth on the Schedule of Purchasers attached as Exhibit A hereto (which persons and entities are hereinafter collectively referred to herein as "Purchasers" and each individually as a "Purchaser").

                                    AGREEMENT

         In consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and each Purchaser (severally and not jointly) hereby agree as follows:

SECTION 1. AUTHORIZATION OF SALE OF THE SECURITIES. Subject to the terms and conditions of this Agreement, the Company has or before the Closing (as defined below) will have authorized the sale and issuance of up to (i) 2,972,925 shares of the Company's Common Stock, $0.001 par value (the "Shares") and (ii) warrants to purchase 743,229 shares of the Company's Common Stock, which is equal to twenty-five percent (25%) of the number of Shares purchased hereunder, at an exercise price per share of nine dollars and fifty-nine cents ($9.59), which is 125% of the average closing stock price of the Company's Common Stock on the Nasdaq National Market for the ten (10) consecutive trading days ending on May 3, 2002. Such warrants shall be issued in substantially the form attached hereto as Exhibit B (each, a "Warrant" and collectively, the "Warrants"). The shares of Common Stock issuable upon the exercise of the Warrants are referred to herein as the "Warrant Shares".

SECTION 2. AGREEMENT TO SELL AND PURCHASE THE SECURITIES. At the Closing (as defined in Section 3), the Company shall issue and sell to each Purchaser, severally and not jointly, and each Purchaser shall purchase from the Company, severally and not jointly, the number of Shares and a Warrant set forth next to such Purchaser's name on the Schedule of Purchasers attached hereto as Exhibit A (the "Schedule of Purchasers") at a purchase price of six dollars and seventy-five cents ($6.75) per Share (the "Purchase Price") (subject to proportionate adjustment upon the occurrence of any stock split, stock dividend, reverse stock split or like event that is consummated or becomes effective during the period commencing on the date hereof and ending immediately prior to the Closing).

SECTION 3.  CLOSING AND DELIVERY

     3.1 Closing. The closing of the purchase and sale of the Shares and Warrants to be issued pursuant to this Agreement (the "Closing") shall be held at the offices of Cooley Godward LLP, 3175 Hanover Street, Palo Alto, California, 94306 on May 7, 2002 or on such other date and place as may be agreed to by the Company and the Purchasers.

     3.2 Delivery of the Shares and Warrants. Promptly following the Closing, the Company shall deliver to each Purchaser a certificate representing the number of shares to be

                                       1.

purchased at the Closing by such Purchaser and a Warrant, both registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser against payment of the purchase price therefore by wire transfer. The Company shall also deliver an executed copy of this Agreement to each Purchaser.

SECTION 4.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

     Subject to and except as set forth on the Schedule of Exceptions which is arranged in sections corresponding to the sub-section numbered provisions contained below in this Section and except as described in the SEC Reports (as defined below), the Company hereby represents and warrants to, and covenants with, the Purchasers as of the Closing as follows:

     4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority and all licenses, permits and authorizations to conduct its business as it is currently being conducted and as it is presently proposed to be conducted and to own, lease and operate its properties. True and complete copies of the Restated Certificate of Incorporation and the Bylaws of the Company, as amended to and as in effect on the date hereof, have been delivered to the Investors as certified by the Company's Secretary. The Company is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect. As used in this Agreement, a "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Company or, as the case may be, the Company and any of its subsidiaries, taken as a whole or (b) the impairment of the ability of the Company to perform its obligations under this Agreement, provided, however, that for purposes of determining whether there shall have been any such "Material Adverse Effect", (i) any adverse change resulting from or relating to worldwide general business or economic conditions shall be disregarded, (ii) any adverse change resulting from or relating to conditions generally affecting the industry in which the Company competes shall be disregarded, and (iii) any adverse change to the stock price of the Company's Common Stock, as quoted on any nationally recognized stock quotation system, shall be disregarded.

     4.2 Due Execution, Delivery and Performance. Assuming and relying on the accuracy of the representation set forth in Section 5.4, the Company's execution, delivery and performance of this Agreement and the issuance and sale of the Shares and Warrants have been duly authorized by all requisite corporate and stockholder action by the Company and its stockholders, respectively. Upon the execution and delivery by the Company, and assuming the valid execution and delivery of this Agreement by each of the Purchasers, this Agreement will constitute the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including specific performance, and except as the indemnification provisions contained in Section 9.3 hereof may be legally unenforceable.


                                      2.

     4.3 No Conflicts. The Company's execution, delivery and performance of this Agreement and the issuance of the Shares and Warrants will not violate, conflict with, result in a breach of or constitute (upon notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance, of any material nature, upon any properties or assets of the Company under any (a) law, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court or arbitrator to which the Company is subject, (b) the Company's Amended and Restated Certificate of Incorporation or Bylaws or (c) any provision of any material indenture, mortgage, agreement, contract or other material instrument to which the Company is a party or by which the Company or any of its properties or assets is bound as of the date hereof.

     4.4 Governmental Consents. Except for applicable filings with The Nasdaq Stock Market, Inc. (the "Nasdaq Market"), under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of this Agreement, or the offer, sale or issuance of the Shares and Warrants by the Company, other than any post-closing filings as may be required under applicable federal or state securities laws, which will be timely filed within the applicable periods therefor.

     4.5 Issuance and Sale of the Securities. When issued and paid for in accordance with this Agreement, the Shares and Warrants to be sold hereunder by the Company and, upon exercise of the Warrants in accordance with their terms, the Warrant Shares (collectively, with the Shares and Warrants, the "Securities") will be validly issued and outstanding, fully paid and non-assessable.

     4.6 SEC Reports.

          (a) Since April 1, 2001, the Company has filed in a timely manner with the Securities and Exchange Commission (the "SEC") all reports ("SEC Reports") required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All of the SEC Reports filed by the Company comply in all material respects with the requirements of the Exchange Act. None of the SEC Reports contains, as of the respective dates thereof, any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. All financial statements contained in the SEC Reports have been prepared in accordance with generally accepted accounting principles consistently applied throughout the period indicated ("GAAP"). Each balance sheet is in accordance with the books and records of the Company and presents fairly in accordance with GAAP the financial position of the Company as of the date of such balance sheet, and each statement of operations, of stockholders' equity and of cash flows is in accordance with the books and records of the Company and presents fairly in accordance with GAAP the results of operations, the stockholders' equity and the cash flows of the Company for the periods then ended.

          (b) The Company has delivered to the Purchasers the following SEC
Reports:


                                       3.

               (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (without exhibits); and

               (ii) the Company's Proxy Statement for the 2002 Annual Meeting of Stockholders.

          (c) No event has occurred since January 1, 2002, requiring the filing of an SEC Report that has not heretofore been filed and furnished to the Purchasers (including, without limitation, any amendment to any such SEC Report).

     4.7 No Material Change. As of the date hereof, there has been no event or action that would have a Material Adverse Effect since January 1, 2002, except that the Company continues to incur losses as described in the SEC Reports.

     4.8 Executive Officers. As of the date hereof, and since the date of the most recent SEC Report, there have been no resignations, terminations or appointments with respect to (a) the Board of Directors of the Company or (b) the executive officers of the Company.

     4.9 Capitalization. The authorized capital stock of the Company consists of
(i) 50,000,000 shares of Common Stock, $.001 par value, of which 18,591,421 such shares were issued and outstanding as of April 30, 2002 and (ii) 5,000,000 shares of preferred stock, $.001 par value, of which no shares are issued and outstanding on the date hereof. As of the date hereof, the Company has no intention, obligation or commitment, fixed or contingent, to issue any shares of such Preferred Stock. Except as contemplated by this Agreement and except for shares reserved under the Company's 1996 Equity Incentive Plan, the 1996 Non-Employee Directors' Stock Option Plan and the 1996 Employee Stock Purchase Plan, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire, or prepare and file with the SEC any registration statement to register under the Securities Act of 1933, as amended (the "Securities Act") with respect to, any such shares of capital stock or other equity interests. There exist no statutory preemptive, or other similar rights to purchase securities of the Company.

     4.10 Nasdaq Compliance. The Company's Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is listed on the Nasdaq National Market (the "Nasdaq Stock Market"), and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Stock Market.

     4.11 Absence of Litigation. There is no action, suit, proceeding or investigation pending or, to the Company's best knowledge, that has been filed, commenced or threatened, by or before any governmental agency, court or arbitrator against the Company which might have, either individually or in the aggregate, a Material Adverse Effect (including, without limitation,


                                       4.

any such action, suit, proceeding or investigation that questions the validity of this Agreement or the issuance of the Shares and Warrants hereunder).

     4.12 Intangible Rights. To the Company's best knowledge, the Company owns or has the right to use pursuant to valid and enforceable licenses, sublicenses, agreements or permissions, all Intangible Rights (as defined below) that are necessary or desirable for the conduct of the business of the Company as it is currently being conducted, and no claims adverse to the interests of the Company are pending or, to the best knowledge of the Company, have been threatened or otherwise asserted with respect to the Company's ownership or use of any such Intangible Rights. To the Company's best knowledge, the Company is not infringing any Intangible Right owned or used by any third party nor, to the Company's best knowledge, is any third party infringing any Intangible Right owned or used by the Company. For purposes of this Agreement, the term "Intangible Rights" means (i) all inventions (whether patentable or unpatentable, and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrightable works, all copyrights, all applications, registrations and renewals in connection therewith, (iv) all trade secrets and confidential business information (including, without limitation, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, supplier lists, and business and marketing plans and proposals),
(v) all gene sequences, cell lines, chemical compounds, assays and biological materials, (vi) all other proprietary rights and (vii) all copies and tangible embodiments of any of the foregoing (in whatever form or medium).

     4.13 Legal Compliance. The Company is not in default or violation of its Restated Certificate of Incorporation or Bylaws and has not violated any applicable laws (including, without limitation, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof) in respect of the conduct of its business or the ownership of its properties which default violation would (either individually or in the aggregate) have a Material Adverse Effect. To the knowledge of the Company, there exists no condition, event or act which constitutes, or which after notice, lapse of time or both, would constitute, such a default or violation under any of the foregoing except where such a default is not reasonably expected to have a Material Adverse Effect.

     4.14 Securities Act Exemption. Assuming and relying in part on the truth and accuracy of Purchasers' representations and warranties in Section 5 of this Agreement, the offer, sale and issuance of the Securities is exempt from registration under the Securities Act.

     4.15 Brokers. Except for the engagement of U.S. Bancorp Piper Jaffray Inc. by the Company, neither the Company nor any of the officers, directors or employees of the Company has employed any broker or finder in connection with the transaction contemplated by this Agreement. The Company shall indemnify each Purchaser from and against any broker's, finder's or agent's fees for which the Company is responsible.


                                       5.

SECTION 5.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

     5.1  Authority, Approval and Enforceability.

     Each Purchaser, severally and not jointly, represents and warrants to and covenants with the Company that:

          (a) Purchaser has full power and authority to execute, deliver and perform its obligations under this Agreement and all agreements, instruments and documents contemplated hereby, and all action of Purchaser necessary for such execution, delivery and performance has been duly taken.

          (b) Purchaser's execution, delivery and performance of this Agreement has been duly authorized by all requisite action by Purchaser. Upon the execution and delivery by Purchaser, and assuming the valid execution and delivery of this Agreement by each of the other Purchasers and the Company, this Agreement will constitute a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including specific performance, and except to the extent that the enforceability of the indemnification provisions of Section 9.3 may be legally unenforceable.

     5.2 Investment Representations. Each Purchaser understands that the Securities have not been registered under the Securities Act. Each Purchaser also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Each Purchaser hereby represents and warrants as follows:

          (a) Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Securities are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Securities under the circumstances, in the amounts or at the times Purchaser might propose.

          (b) Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

          (c) The Purchaser agrees that it will not sell, pledge, assign, transfer, otherwise dispose of or reduce its risk with respect to (collectively, "Transfer") any of the Securities unless the Transfer will be made pursuant to an exemption from the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act and pursuant to an exemption from any applicable state securities laws or an


                                      6.

effective registration or other qualification under any applicable state securities laws. The Purchaser understands that exemptions from such registration requirements are limited. The Company is under no obligation to register the Securities except as provided in Section 9.

          (d) The Purchaser acknowledges and agrees that the Securities are subject to certain restrictions as to resale under the federal and state securities laws. The Purchaser agrees and understands that stop transfer instructions will be given to the transfer agent for the Shares and Warrant Shares, and each share certificate and each certificate delivered on transfer of or in substitution for any such certificate, shall have affixed a legend in substantially the following form:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered, sold or otherwise transferred, assigned, pledged or hypothecated unless and until registered under the Act or unless the Company has received an opinion of counsel satisfactory to the Company and its counsel that such registration is not required."

          (e) Purchaser is acquiring the Securities for Purchaser's own account for investment only, and not with a view towards their distribution.

          (f) Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

          (g) Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

          (h) Purchaser has received the SEC Reports listed in Section 4.6(b) and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

     5.3 Brokers. Other than as disclosed to the Company, neither the Purchasers nor any of their respective officers, directors or employees has employed any broker or finder in connection with the transaction contemplated by this Agreement. Each Purchaser shall jointly, and not severally, indemnify the Company and the other Purchasers from and against any broker's, finder's or agent's fees for which such indemnifying Purchaser is responsible.

     5.4 Pecuniary Interest. Domain Partners V, L.P. and DP V Associates, L.P. (together "Domain") jointly and severally represent and warrant to the Company that Nicole Vitullo, who is both Managing Director of Domain Associates, L.L.C. and a member of the Board of Directors of the Company, will, immediately following the Closing, have a pecuniary


                                       7.

interest (direct or indirect) in the Securities purchased by Domain pursuant to this Agreement of less than 25,000 shares.

     5.5 Acknowledgments Regarding Placement Agent. Each Purchaser acknowledges that the U.S. Bancorp Piper Jaffray Inc. (the "Placement Agent") has acted solely as placement agent for the Company in connection with the offering of the Securities by the Company, that certain of the information and data provided to such Purchaser in connection with the transactions contemplated hereby have not been subjected to independent verification by the Placement Agent, and that the Placement Agent makes no representation or warranty with respect to the accuracy or completeness of such information, data or other related disclosure material. Each Purchaser further acknowledges that in making its decision to enter into this Agreement and purchase Shares and a Warrant it has relied on its own examination of the Company and the terms of, and consequences, of holding the Securities. Each Purchaser further acknowledges that the provisions of this
Section 5.5 are also for the benefit of, and may also be enforced by, the Placement Agent.

SECTION 6. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and each Purchaser herein shall survive the execution of this Agreement and the issuance and sale to the Purchasers of the Securities and shall terminate upon the subsequent transfer of the Shares pursuant to Sections 5 or 9.

SECTION 7. CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSING. The Company's obligation to complete the sale and issuance of the Securities at Closing shall be subject to the following conditions to the extent not waived by the Company:

     7.1 Representations and Warranties Correct. The representations and warranties made by each Purchaser in Section 5 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

     7.2 Covenants Performed. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

     7.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are binding upon any of the Purchasers and that are required in connection with the lawful sale and issuance of the Securities at such Closing pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the date of such Closing. No stop order or other order enjoining the sale of the Securities shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction.

     7.4 Legal Investment. At the time of such Closing, the sale and issuance of the Securities to be purchased and sold at such Closing shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

                                       8.

SECTION 8. CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE CLOSING. Each Purchaser's obligation to purchase the Securities at the Closing thereby shall be subject to the following conditions to the extent not waived by such
Purchasers:

     8.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 4 hereof shall be true and correct when made, and shall be true and correct as of the Closing Date.

     8.2 Legal Opinion. Purchasers shall have received from Cooley Godward LLP, counsel to the Company, an opinion letter addressed to the Purchasers, dated as of the Closing Date, in the form attached hereto as Exhibit C.

     8.3 Covenants Performed. All covenants, agreements and conditions contained herein to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

     8.4 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are binding upon the Company and that are required in connection with the lawful sale and issuance of the Shares at such Closing pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing Date. No stop order or other order enjoining the sale of the Securities shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC, or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction.

     8.5 Legal Investment. At the time of the Closing, the sale and issuance of the Securities shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

     8.6 Compliance Certificate. The Company shall have delivered to Purchasers, a Compliance Certificate, executed by the Chief Executive Officer of the Company, dated the Closing Date, to the effect that the conditions, specified in Sections 8.1, 8.3 and 8.4 have been satisfied.

SECTION 9.  REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES ACT.

     9.1 Definitions. As used in this Section 9 the following terms shall have the following respective meanings:

          (a) "Registrable Shares" shall mean (i) the Shares and Warrant Shares issued or issuable pursuant to this Agreement and (ii) any other shares of Common Stock issued or issuable in respect to the Shares and Warrant Shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events);

          (b) "Registration Statement" shall mean any registration statement and shall include any preliminary prospectus, final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 9.2 and Section 9.3; and


                                       9.

          (c) "Untrue Statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     9.2 Registration Procedures and Expenses. The Company is obligated to do the following:

     The Company shall, within thirty (30) days immediately following the Closing Date, such actual date being referred to as the "Registration Date":

          (a) prepare and file with the SEC a registration statement on Form S-3 in order to register with the SEC under the Securities Act a sale by the Purchasers on a delayed or continuous basis pursuant to Rule 415 under the Securities Act any or all of the Registrable Shares through the automated quotation system of the Nasdaq National Market System or the facilities of any national securities exchange on which the Company's Common Stock is then traded, or in privately-negotiated transactions (a "Registration Statement") (notwithstanding anything to the contrary expressed or implied herein, if a registration statement on Form S-3, or any substitute form, is not then available for registration of the Registrable Shares, the Company shall be obligated instead to prepare and file with the SEC a registration statement on Form S-1 in order to register the Registrable Shares under the Securities Act and such registration statement will be a "Registration Statement" for the purposes of this Agreement);

          (b) subject to receipt of necessary information from the Purchasers, use its best efforts to cause such Registration Statement to become effective within ninety (90) days immediately following the Closing Date (the "Effective Date") and take all other reasonable actions necessary under any federal law or regulation to permit all Registrable Shares to be sold or otherwise disposed of;

          (c) promptly notify each Purchaser, at any time when a prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in or relating to such Registration Statement contains an untrue statement of a material fact or omits to state any fact necessary to make the statements therein not misleading;

          (d) promptly prepare and file with the SEC, and deliver to each Purchaser, such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until termination of such obligation as provided in Section 9.6 below;

          (e) furnish to each Purchaser such number of copies of prospectuses in conformity with the requirements of the Securities Act, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Purchasers;

          (f) no later than the Registration Date, file such documents as may be required of the Company for normal state securities law clearance for the resale of the Registrable Shares in which states of the United States as may be reasonably requested by each Purchaser provided, however, that the Company shall not be required in connection with this


                                      10.

paragraph (f) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

          (g) no later than the Registration Date, use its best efforts to cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities by the Company are then listed; and

          (h) bear all expenses in connection with the procedures in Section 9.2, other than (i) fees and expenses, if any, of counsel or other advisers to the Purchasers, and (ii) any expenses relating to the sale of the Registrable Shares by the Purchasers, including broker's commission, discounts or fees and transfer taxes.

          9.3 Indemnification

          (a) The Company agrees to indemnify and hold harmless each Purchaser and underwriter (and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act) from and against any losses, claims, damages or liabilities to which such Purchaser (or such underwriter or controlling person) may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any Untrue Statement contained in the Registration Statement on the Effective Date thereof, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and the Company will reimburse such Purchaser (or such underwriter or controlling person) for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an Untrue Statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, or the failure of such Purchaser to comply with the covenants and agreements contained in Section 9.4 hereof respecting the sale of the Registrable Shares or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

          (b) Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company and underwriter (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such underwriter, officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure to comply with the covenants and agreements contained in Section 9.4 hereof respecting sale of the Registrable Shares, or any Untrue Statement contained in the Registration Statement on the Effective Date thereof if such Untrue Statement was made in reliance upon and in conformity with written information furnished by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, and such Purchaser will reimburse the Company (or such underwriter, officer, director or controlling person), as the


                                      11.

case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that in no event shall any indemnity by a Purchaser under this
Section 9.3 exceed the net proceeds received by such Purchaser from the sale of the Registrable Shares covered by such Registration Statement.

          (c) Promptly after receipt by any indemnified person of a written notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 9.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (d) If the indemnification provided for in this Section 9.3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Purchaser hereunder exceed the net proceeds received by such Purchaser from the sale of the Shares covered by the Registration Statement.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.


                                      12.

          9.4 Transfer of Shares After Registration; Notice. Each Purchaser hereby covenants with the Company not to make any sale of the Registrable Shares after registration without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied. Each Purchaser acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. Each Purchaser hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the suspension of the use of said prospectus and ending at the time the Company gives the Purchaser notice that the Purchaser may thereafter effect sales pursuant to said prospectus, provided, however, that the Company shall not suspend the use of said prospectus more than two times in any twelve month period and the duration of any one such suspension shall not be more than thirty (30) days. The foregoing provisions of this Section 9.4 shall in no manner diminish or otherwise impair the Company's obligations under
Section 9.2 and Section 9.3 hereof.

          9.5 Reporting Requirements. The Company agrees to use its best efforts to:

               (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934; and

               (c) so long as any of the Purchasers own Registrable Shares, to furnish to the Purchasers forthwith upon request (1) a written statement by the Company as to whether it complies with the reporting requirements of said Rule 144, the Securities Act and Securities Exchange Act of 1934, and whether it qualifies as a registrant whose securities may be resold pursuant to SEC Form S-3, and (2) such other information as may be reasonably requested in availing the Purchasers of any rule or regulation of the SEC that would permit the selling of the Registrable Shares without registration.

     9.6 Termination of Obligations. The obligations of the Company pursuant to Sections 9.2 through 9.5 hereof shall cease and terminate upon the earlier to occur of (i) such time as all of the Registrable Shares have been resold or (ii) as to each Purchaser, such time as all of the Registrable Shares held by such Purchaser may be sold during any 90 day period pursuant to Rule 144, including Rule 144 (k), without being restricted by the volume limitations of Rule 144(e).

     9.7 Assignability of Registration Rights. The registration rights set forth in this Section 9 are not assignable other than to an affiliate of a Purchaser or, if the Purchaser is a partnership or limited liability company, limited partner or a member of a Purchaser; provided, however, that each Purchaser shall only have the right to require the Company to amend the Registration Statement twice for such assignments.


                                      13.

SECTION 10. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent and addressed as follows:

     (a) if to the Company, to:

                      ONYX Pharmaceuticals, Inc.
                      3031 Research Drive
                      Richmond, California 94806
                      Fax No.: (510) 222-6552
                      Attention: Hollings C. Renton

         with a copy to:

                       Cooley Godward LLP
                       Five Palo Alto Square
                       3000 El Camino Real
                       Palo Alto, California 94306
                       Attention:  Robert L. Jones, Esq.

or to such other person at such other place as the Company shall designate to the Purchasers in writing; and

     (b) if to a Purchaser, at the address as set forth below such Purchaser's name at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

sECTION 11.       MISCELLANEOUS.

     11.1 Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and holders of at least 66 2/3% of the Shares issued pursuant to this Agreement.

     11.2 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     11.3 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     11.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as applied to contracts entered into and performed entirely in Delaware by Delaware residents, without regard to conflicts of law principles.


                                      14.

     11.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

     11.6 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement; provided, however, that the provisions of this Section 11.6 shall not apply in the event of any merger, consolidation or reorganization in which the Company is not the surviving corporation if all Purchasers are entitled to receive in exchange for their Registrable Shares consideration consisting solely of (i) cash, or (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act.

     11.7 Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. The Company shall, at the Closing, reimburse the reasonable fees of and expenses of one special counsel for Domain, the aggregate of which shall not exceed $30,000. The Company will also reimburse Domain for the reasonable fees and expenses of any external consultants retained by Domain as part of its due diligence process, the aggregate of which shall not exceed $8,000.

     11.8 Entire Agreement. This Agreement, the Non-Disclosure Agreements entered into by certain of the Purchasers in favor of U.S. Bancorp Piper Jaffray Inc. and the Company and other documents delivered pursuant hereto, including the exhibits, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     11.9 Publicity. No party shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the other parties, except as may be required by applicable law or regulations, in which case such party shall provide the other parties with reasonable notice of such publicity and/or opportunity to review such disclosure.

     11.10 Waiver of Conflicts. Each party to this Agreement acknowledges that legal counsel for the Company, Cooley Godward LLP ("Cooley Godward"), has in the past and may continue in the future to perform legal services for one or more of the Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement, including, but not limited to, the representation of the Purchasers in matters of a similar nature to the transactions contemplated herein. Each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledges that with respect to the transactions contemplated herein, Cooley Godward has represented the Company and not any individual Purchaser or any individual shareholder, director or employee of the Company; and (c) gives its informed consent to Cooley Godward's representation of the Company in the transactions contemplated by this Agreement and Cooley Godward's representation of one or more of the Purchasers or their affiliates in matters unrelated to such transactions.



              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


                                      16.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


COMPANY:                             PURCHASERS:

ONYX PHARMACEUTICALS, INC.           DOMAIN PARTNERS V, L.P.
                                     By: One Palmer Square Associates V, L.L.C.
                                               Its General Partner

By:_________________________         By:____________________________________
     Hollings C. Renton
     Chairman, President, and CEO    Print name:____________________________
                                                Managing Member
Address: 3031 Research Drive
         Richmond, CA 94806          Address:  One Palmer Square
                                               Princeton, NJ  08542


                                     DP V ASSOCIATES, L.P.
                                     By: One Palmer Square Associates V, L.L.C.
                                               Its General Partner

                                     By:______________________________________

                                     Print name:______________________________
                                                Managing Member

                                     Address:  One Palmer Square
                                               Princeton, NJ  08542

               Name:                    ____________________________________

               By:                      ____________________________________

               Authorized Signatory:    ____________________________________

               Print Signatory's Name:  ____________________________________

               Signatory's Title:       ____________________________________

               Address:                 ____________________________________

                                        ____________________________________







               Name:                    ____________________________________

               By:                      ____________________________________

               Authorized Signatory:    ____________________________________

               Print Signatory's Name:  ____________________________________

               Signatory's Title:       ____________________________________

               Address:                 ____________________________________

                                        ____________________________________

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS



       NAME                          SHARES              WARRANTS       PURCHASE PRICE

AIG DKR Soundshore Holdings Ltd.      37,037               9,259           $249,999.75

AIG DKR Soundshore Private            74,074              18,518           $499,999.50
Investors Holding Fund Ltd.

AIG DKR Soundshore Strategic          37,037               9,259           $249,999.75
Holding Fund Ltd.

Caduceus Capital II L.P.             180,000              45,000         $1,215,000.00

Domain Partners V L.P.               723,647             180,911         $4,884,617.25

DP V Associates, L.P.                 17,094               4,273           $115,384.50

Edward Hurwitz                        10,000               2,500            $67,500.00

Federated Kaufmann Fund              148,148              37,037           $999,999.00

Perceptive Life Sciences Master      740,740             185,185         $4,999,995.00
Fund, Ltd.

PW Eucalyptus Fund L.L.C.            420,000             105,000         $2,835,000.00

PW Eucalyptus Fund Ltd.               52,000              13,000           $351,000.00

Quogue Capital, LLC                  148,148              37,037           $999,999.00

Winchester Global Trust Company      385,000              96,250         $2,598,750.00
Limited as Trustee For Caduceus
Capital Trust
                                     _______            ________             ________

              Total                2,972,925             743,229         $20,067,243.75
                                   =========             =======         ==============


                                    EXHIBIT B

                                 FORM OF WARRANT

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN
AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.



                           ONYX PHARMACEUTICALS, INC.

                              COMMON STOCK WARRANT
                              --------------------


               Warrant No. [ ]                           Dated: __________, 2002

     Onyx Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY"), hereby certifies that, for value received, [_________ ] or its registered assigns ("Holder"), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of [ ]1 shares of common stock, $0.001 par value per share (the "COMMON STOCK"), of the Company (each such share, a "WARRANT SHARE" and all such shares, the "WARRANT SHARES") at an exercise price per share equal to nine dollars and fifty-nine cents ($9.59) (as such exercise price may be adjusted from time to time as provided in Section 9, the "EXERCISE PRICE"), at any time and from time to time from and after the date hereof and through and including the Expiration Date. "EXPIRATION DATE" shall be the earlier of (i) the seventh year anniversary of the date hereof or (ii) the date of termination of this Warrant in accordance with Section 3(a).

          This Warrant is being issued pursuant to the terms of that certain Stock and Warrant Purchase Agreement, dated May 6, 2002, by and between the Company and the Holder hereof (the "PURCHASE

________________________

          1 The number of Warrant Shares equals 25% of the number of shares of Common Stock purchased by the Holder pursuant to the Purchase Agreement.


                                        -1-                             Warrant

AGREEMENT"). All capitalized terms not otherwise defined herein shall have the meaning given to them in the Purchase Agreement. This Warrant is subject to the following terms and conditions:

          1. REGISTRATION OF WARRANT. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "WARRANT REGISTER"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

          2.  REGISTRATION OF TRANSFERS AND EXCHANGES.

               (a) The Company shall register the transfer, subject to compliance with applicable federal and state securities laws of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Warrant Agent (as defined in Section 13 hereof) or to the Company at its address for notice set forth in Section 12. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "NEW WARRANT"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a holder of a Warrant.

               (b) This Warrant is exchangeable, upon the surrender hereof by the Holder to the office of the Company at its address for notice set forth in
Section 12 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder.

          3.   DURATION AND EXERCISE OF WARRANTS.

               (a) In case of any (i) merger or consolidation of the Company with or into another entity, or (ii) sale by the Company of all or substantially all of the assets of the Company (on a book value basis) in one or a series of related transactions, the Company shall provide to the Holder ten (10) days advance written notice of such merger, consolidation or sale, and this Warrant shall be deemed exercised pursuant to Section 10(b) hereof, unless exercised prior to the date such merger, consolidation or sale occurs, and this Warrant shall be of no further force and effect after such merger, consolidation or sale.

               (b) This Warrant shall be exercisable by the registered Holder on any business day before 5:00 P.M. (Pacific Time) at any time and from time to time on or after the date


                                      -2-                               Warrant
hereof to and including the Expiration Date. At 5:00 P.M. (Pacific Time) on the Expiration Date, the portion of this Warrant not exercised prior thereto shall expire and become void and of no value. Prior to the Expiration Date, the Company may not call or otherwise redeem this Warrant.

               (c) Subject to Section 10 hereof, upon delivery of an executed Form of Election to Purchase, together with the grid attached hereto as ANNEX A duly completed and signed, to the Company at its address for notice set forth in
Section 12 and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, in the manner provided hereunder, all as specified by the Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 5 business days after the Date of Exercise (as defined herein)) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, which may bear a restrictive legend as set forth in
Section 7. To effect an exercise hereunder, the Holder shall not be required to physically surrender this Warrant to the Company unless all the Warrant Shares have been exercised. Exercises hereunder shall have the effect of lowering the number of Warrant Shares in an amount equal to the applicable exercise, which shall be evidenced by entries set forth on the attached Annex A. The Holder and the Company shall maintain records showing the number of Warrant Shares exercised and the date of such exercises. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following exercise of a portion of this Warrant, the number of shares issuable upon exercise of this Warrant may be less than the amount stated on the face hereof.

          A "DATE OF EXERCISE" means the date on which the Company shall have received the Form of Election to Purchase completed and duly signed.

               (d) This Warrant shall be exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares.

          4. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

          5. REPLACEMENT OF WARRANT. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity.


                                      -3-                               Warrant

          6. RESERVATION OF WARRANT SHARES. The Company covenants that it will at all times reserve and keep available at all times out of the aggregate of its authorized but unissued Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance and receipt of the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

          7. ACQUISITION OF WARRANT FOR PERSONAL ACCOUNT. Holder understands that the Warrant has not been registered under the Securities Act. Holder also understands that the Warrant is being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Holder's representations contained herein and in the Purchase Agreement. Holder represents and warrants as follows:

          (a) Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Holder must bear the economic risk of this investment indefinitely unless the Securities are registered pursuant to the Securities Act, or an exemption from registration is available. Holder understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Holder to transfer all or any portion of the Securities under the circumstances, in the amounts or at the times Holder might propose.

          (b) Holder has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

          (c) The Holder agrees that it will not sell, pledge, assign, transfer, otherwise dispose of or reduce its risk with respect to (collectively, "Transfer") the Warrant or the Warrant Shares unless the Transfer will be made pursuant to an exemption from the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act and pursuant to an exemption from any applicable state securities laws or an effective registration or other qualification under any applicable state securities laws. The Holder understands that exemptions from such registration requirements are limited. The Company is under no obligation to register the Warrant or Warrant Shares except as provided in the Purchase Agreement.


                                      -4-                               Warrant

          (d) The Holder acknowledges and agrees that the Warrant and Warrant Shares are subject to certain restrictions as to resale under the federal and state securities laws. The Holder agrees and understands that stop transfer instructions will be given to the transfer agent for the Warrant Shares, and each certificate delivered on transfer of or in substitution for any such certificate, and each certificate representing the Warrant Shares shall have affixed a legend in substantially the following form:


                    "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."

          (e) Holder is acquiring the Warrant and Warrant Shares for Holder's own account for investment only, and not with a view towards their distribution.

          (f) Holder represents that by reason of its, or of its management's, business or financial experience, Holder has the capacity to protect its own interests in connection with the transactions contemplated herein. Further, Holder is aware of no publication of any advertisement in connection with the transactions contemplated herein.

          (g) Holder represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

          (h) Holder has received the SEC Reports described in the Purchase Agreement and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Holder has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.


                                      -5-                               Warrant

          8. OBLIGATION TO REGISTER SECURITIES. The Company is not obligated to register the Warrant Shares for resale under the Securities Act, except as provided in the Purchase Agreement, and the Holder of this Warrant (or any assignee hereof) is entitled to the registration rights in respect of the Warrant Shares as only set forth in the Purchase Agreement.

          9. CERTAIN ADJUSTMENTS. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9. Upon each such adjustment of the Exercise Price pursuant to this Section 9, the Holder shall thereafter prior to the Expiration Date be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

               (a) If the Company, at any time while this Warrant is outstanding, (i) shall pay a stock dividend (except scheduled dividends paid on outstanding preferred stock as of the date hereof which contain a stated dividend rate) or otherwise make a distribution or distributions to all the holders of Common Stock or on any other class of capital stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares or (iii) combine outstanding shares of Common Stock into a smaller number of shares, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event. In such event, the number of Warrant shares issuable under this Warrant shall be equitably adjusted to reflect such event (i.e., in the event of 2:1 stock split of the Common Stock, the number of Warrant shares shall be increased to twice the number available for purchase prior to the record date for such stock split). Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination, and shall apply to successive subdivisions and combinations.

               (b) In case of any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property equal to the amount of Warrant Shares such Holder would have been entitled to had such Holder exercised this Warrant immediately prior to such reclassification or share exchange. The terms of any such reclassification or share exchange shall include such terms so

                                      -6-                               Warrant
as to continue to give to the Holder the right to receive the securities or property set forth in this Section 9(b) upon any exercise following any such reclassification or share exchange.

               (c) For the purposes of this Section 9, the following clauses shall also be applicable:


                    (i) RECORD DATE. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in securities convertible or exchangeable into shares of Common Stock, or (B) to subscribe for or purchase Common Stock or securities convertible or exchangeable into shares of Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (ii) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

               (d) All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

               (e) If:

                              (i) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                              (ii)      the  Company  shall  declare  a  special
                                        nonrecurring   cash  dividend  on  or  a
                                        redemption of its Common Stock; or

                              (iii) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                              (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or


                                      -7-                               Warrant
                                        substantially  all of the  assets of the
                                        Company,   or   any   compulsory   share
                                        exchange whereby the Common Stock is converted into other securities, cash or property; or

                              (v) the Company shall authorize the voluntary dissolution, liquidation or winding up of the affairs of the Company,

then the Company shall cause to be mailed to each Holder at their last addresses as they shall appear upon the Warrant Register, at least ten calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up, provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

          10. PAYMENT OF EXERCISE PRICE. The Holder shall pay the Exercise Price in one of the following manners:

               (a) CASH EXERCISE. The Holder may deliver, in cash or by certified or official bank check payable to the order of the Company, or by wire transfer of immediately available funds to an account to be designated by the Company, the Exercise Price multiplied by the number of Warrant Shares to be issued; or

               (b) CASHLESS EXERCISE. The Holder may surrender this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                   X = Y [(A-B)/A]

         where:

                   X = the number of Warrant Shares to be issued to the Holder.


                                      -8-                               Warrant

                  Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

                  A = the average of the closing sale prices of the Common Stock as reported on the Nasdaq National Market for the ten (10) trading days immediately prior to (but not including) the Date of Exercise.

                  B = the Exercise Price.

               For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced on the date of this Warrant.

               11. FRACTIONAL SHARES. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable on the exercise of this Warrant, the Company shall pay an amount in cash equal to the Exercise Price multiplied by such fraction.

               12. NOTICES. Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. (Pacific Time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:00 p.m. (Pacific Time) on any date and earlier than 11:59 p.m. (Pacific
Time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to3031 Research Drive, Richmond, California 94806, facsimile (510) 222-6552, attention: Controller, or
(ii) if to the Holder, to the Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

               13. WARRANT AGENT. The Company shall serve as warrant agent (the "Warrant Agent") under this Warrant. Upon prior written notice to the Holder, the Company may appoint a new Warrant Agent. Any corporation into which the Company or any new warrant agent may be merged or

                                      -9-                               Warrant
any corporation resulting from any consolidation to which the Company or any new Warrant Agent shall be a party or any corporation to which the Company or any new Warrant Agent transfers substantially all of its corporate trust or shareholders services business shall be a successor Warrant Agent under this Warrant without any further act. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

          14.  MISCELLANEOUS.

               (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

               (b) Subject to Section 14(a), above, nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Warrant. This Warrant shall inure to the sole and exclusive benefit of the Company and the Holder.

               (c) This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California. Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

               (d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

               (e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good


                                      -10-                              Warrant
faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

               (f) This Warrant is being issued pursuant to the Purchase Agreement and any provisions hereof may be amended, waived or modified in accordance with the amendment and modification provision set forth in the Purchase Agreement.

               (g) Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

          16. NO RIGHTS AS A STOCKHOLDER. Holder shall not, by virtue hereof, be entitled to any rights of stockholder of the Company, either at law or equity, and the rights of Holder are limited to those expressed in this Warrant. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby of the Warrant Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]












                                      -11-                              Warrant

          IN WITNESS WHEREOF, the Company has caused this COMMON STOCK WARRANT to be duly executed by its authorized officer as of the date first indicated above.



                           ONYX PHARMACEUTICALS, INC.





                           By:
                                ------------------------------------------------

                                Hollings C. Renton
                                Chairman, President and Chief Executive Officer

                          FORM OF ELECTION TO PURCHASE



          (To be executed by the Holder to exercise the right to purchase shares of Common Stock under the Warrant to which this form applies, issued by Onyx Pharmaceuticals, Inc. (the "COMPANY"))

          To Onyx Pharmaceuticals, Inc.:

         The undersigned hereby irrevocably elects to purchase shares of common stock, $0.001 value, of the Company (the "COMMON STOCK") and, if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, encloses herewith $ in cash, certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

          The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

PLEASE INSERT SOCIAL SECURITY OR

TAX IDENTIFICATION NUMBER



        _______________________________________________________

        _______________________________________________________

                    (Please print name and address)



         Dated:            , 200
                ------------     -----

         Name of Holder:

         (Print)
                 ---------------------------------------------------------------

         (By:)
               -----------------------------------------------------------------

         (Name:)
                 ---------------------------------------------------------------

         (Title:)
                   -------------------------------------------------------------

                                        (Signature must conform in all respects to name of holder as specified on the face of the Warrant)





                                                                         Warrant

                               FORM OF ASSIGNMENT



           [To be completed and signed only upon transfer of Warrant]



                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of Onyx Pharmaceuticals, Inc. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of Onyx Pharmaceuticals, Inc. with full power of substitution in the premises.



                  Dated:



                  ---------------, ----



                                        ---------------------------------------

                                        (Signature  must  conform in all
                                        respects  to name of holder as
                                        specified  on the face of the Warrant)



                                        ---------------------------------------

                                        Address of Transferee

                                        ---------------------------------------

                                        ---------------------------------------



                  In the presence of:



                  --------------------------





                                                                         Warrant

                                     Annex A
                                     -------




Date   Number of Warrant Shares    Number of Warrant Shares     Number of Warrant Shares
       Available to be             Exercised                    Remaining to be Exercised
       Exercised








                                    EXHIBIT C

                              FORM OF LEGAL OPINION